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                                                                EXHIBIT 23.1


            WARNER-LAMBERT COMPANY AND CONSOLIDATED SUBSIDIARIES
                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Registration Nos. 33-4049, 33-38725, 33-55692, 333- 04353 and 333-51533)
and to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-21123, 33-28375, 33-12209, 33-49244,
33-57918, 333-19311, 333-78645, 333-78643 and 333- 78647) of Warner-Lambert
Company of our report dated January 25, 1999, except for Note 1, as to which the date is December 17, 1999, relating to the financial statements of Warner-Lambert Company, which appears in the Current Report on Form 8-K of Warner-Lambert Company dated December 17, 1999.





PricewaterhouseCoopers LLP

400 Campus Drive
Florham Park, New Jersey
December 17, 1999